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                                                                    Exhibit 23.5


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                                                                    [LETTERHEAD]


                                   CONSENT OF
                              INDEPENDENT AUDITORS'


MATRIX FUNDING CORPORATION

         We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of our report dated August 8, 1997 except for Notes 1, 3, 15 and 16, which are dated January 17, 1998, with respect to the financial statements of Matrix Funding Corporation included in Post-Effective Amendment No. 1 to Form S-1 (File No. 333-53779) and to the reference to our firm under the caption "Experts" included in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission.

                                                       /s/ TANNER + CO.




August 8, 1998